Exhibit 10.3

FORM OF

DIVIDEND DISBURSING AND TRANSFER AGENT AGREEMENT

THIS DIVIDEND DISBURSING AND TRANSFER AGENT AGREEMENT (the “Agreement”) is made and entered into as of the __ day of _______________, 2020, by and among DYNAMIC SHARES TRUST, a Delaware statutory trust (the “Trust”) with a principal place of business at 401 W Superior St, Suite 300, Chicago, IL 60654, on behalf of its series listed on Schedule 1 and all future series of the Trust (each a “Fund”, and collectively the “Funds” as applicable), Dynamic Shares LLC, a Delaware limited liability company, (the “Sponsor”), and NOTTINGHAM SHAREHOLDER SERVICES LLC, a North Carolina limited liability company (“Transfer Agent”), with a principal place of business at 116 South Franklin Street, Rocky Mount, North Carolina 27804.

WHEREAS, the Transfer Agent is in the business of providing dividend disbursing, transfer agent, and shareholder services to companies;

WHEREAS, the Trust will ordinarily issue for purchase and redeem shares of the Funds (the “Shares) only in aggregations of Shares known as “Creation Units” in the amount forth on Schedule 1 (each a “Creation Unit”) principally in kind;

WHEREAS, The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”), or its nominee (Cede & Co.), will be the initial record or registered owner (the “Shareholder”) of all outstanding Shares; and

WHEREAS, the Trust desires to appoint the Transfer Agent as each Fund’s transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Transfer Agent desires to accept such appointment;

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Employment. Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, each Fund’s dividend disbursing and transfer agent for the authorized and issued Shares of the Funds. Transfer Agent shall render the services and assume the obligations herein set forth subject to being compensated therefor as herein provided.

2. Delivery of Documents. The Trust has furnished the Transfer Agent with copies properly certified or authenticated of each of the following:

(a) The Trust’s Amended and Restated Trust Agreement and Certificate of Trust, as filed with the State of Delaware (as presently in effect and as shall from time to time be amended);

(b) Resolutions of the Trust authorizing the appointment of the Transfer Agent and approving this Agreement; and

(c) The Trust’s registration statement (“Registration Statement”) on Form S-1 under the Securities Act of 1933 as amended (the “1933 Act”), including all exhibits, relating to Shares of beneficial interest of, and containing the prospectus (the “Prospectus”) of each Fund, as filed with the Securities and Exchange Commission (the “SEC”) and all amendments thereto.

The Trust will also furnish the Transfer Agent with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing.

3. Duties of the Transfer Agent. Subject to the policies and direction of the Sponsor and in accordance with the terms and conditions of this Agreement and the form of Authorized Participant Agreement, the Transfer Agent will provide day-to-day supervision for the dividend disbursing, transfer agent, and shareholder servicing operations of each of the Funds as set forth on Exhibit A hereof. Services to be provided shall be in accordance with the Trust’s organizational and registration documents as listed in paragraph 2 hereof and with the Prospectus of each Fund. The Transfer Agent further agrees that it:

(a) Will conform to all applicable rules and regulations of the SEC and will, in addition, conduct its activities under this Agreement in accordance with regulations of any other federal and state agency that may now or in the future have jurisdiction over its activities,

(b) Will provide, at its expense, the non-executive personnel and data processing equipment and software necessary to perform the shareholder servicing functions shown on Exhibit A hereof; and

(c) Will provide all office space and general office equipment necessary for the dividend disbursing, transfer agent, and shareholder servicing activities except as may be provided by third parties pursuant to separate agreements with the Trust.

In addition to the Services set forth on Exhibit A, the following shall be delivered to DTC participants as identified by DTC as the Shareholder for book-entry only securities: (i) annual and semi-annual reports of the Trust; (ii) Trust proxies, proxy statements, and other proxy soliciting materials; (iii) Trust prospectus and amendments and supplements thereto, including stickers; and (iv) other communications as the Trust may from time to time identify as required by law or as the Trust may reasonably request. The Transfer Agent shall provide additional services, if any, on behalf of the Trust, which may be agreed upon in writing between the Trust and Transfer Agent.

Notwithstanding anything contained in this Agreement to the contrary, the Transfer Agent (including its directors, officers, employees, and agents) shall not be required to perform any of the duties of, assume any of the obligations or expenses of, or be liable for any of the acts or omissions of, any commodity pool operator of the Funds or the Trust or other third party subject to separate agreements with the Trust. It is the express intent of the parties hereto that the Transfer Agent shall not have control over or be responsible for the placement (except as specifically directed by a Shareholder of the Funds), investment or reinvestment of the assets of the Funds or the Trust. The Transfer Agent may from time to time, subject to the approval of the Sponsor, obtain at its own expense the services of consultants or other third parties to perform part or all of its duties hereunder, and such parties may be affiliates of the Transfer Agent.

4. Services Not Exclusive. The services furnished by the Transfer Agent hereunder are not to be deemed exclusive, and the Transfer Agent shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

5. Books and Records. The Transfer Agent hereby agrees that all records that it maintains for the Trust and Funds are the property of the Trust and Funds and further agrees to surrender promptly, or provide copies of, to the Trust and Funds any of such records upon the Trust’s request. The Trust and its authorized persons shall have access to such books and records at all times during Transfer Agent’s normal business hours. The Transfer Agent shall (i) keep all books and records with respect to each Fund’s books of account, (ii) records of each Fund’s securities transactions, and (iii) all other books and records as required pursuant to Commodity Futures Trading Commission Regulation 1.31 (“CFTC Regulation 1.31”) in connection with the services provided hereunder and Rule 31a-1 under the Investment Company Act of 1940, as amended, as if the Funds were subject to such requirements, and will maintain those books and records of the Trust and the Funds, and act as the document repository thereof, as required by CFTC Regulation 1.31 and according to its normal retention schedule for such books and records.

6. Expenses. During the term of this Agreement, the Transfer Agent will furnish at its own expense its office space and the executive, supervisory, and clerical personnel reasonably necessary to perform its obligations under this Agreement. The Sponsor assumes and shall be responsible for all other expenses of the Trust and/or the Funds not otherwise allocated in this Agreement or the prospectus.

7. Compensation. For the services provided and the expenses assumed by the Transfer Agent pursuant to this Agreement, the Sponsor will pay the Transfer Agent and the Transfer Agent will accept as full compensation the fees and expenses as set forth on Exhibit B attached hereto. Special projects, not included herein and requested in writing by the Sponsor, shall be completed by the Transfer Agent and invoiced to the Sponsor on mutually agreed upon terms.

8. Representations and Warranties of Transfer Agent. The Transfer Agent represents and warrants to the Trust that: (i) it is duly organized and existing and in good standing under the laws of North Carolina; (ii) it is duly qualified to carry on its business and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; (iii) it is empowered under applicable laws and its organizational documents to act as transfer agent and dividend disbursing agent and to enter into, and perform its obligations, under this Agreement; (iv) this Agreement has been duly authorized, executed and delivered by the Transfer Agent and constitutes a valid and legally binding obligation of Transfer Agent, enforceable in accordance with its terms; (v) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; (vi) it is conducting its business in substantial compliance with all applicable laws and requirements; (vii) it has in place and shall maintain physical, electronic, and procedural safeguards reasonably designed to protect the availability, security, confidentiality and integrity of, and to prevent unauthorized access to or use of, any and all books, records and information related to the Trust.

9. Representations and Warranties of the Trust. The Trust represents and warrants to the Transfer Agent that: (i) it is duly organized and existing and in good standing under the laws of Delaware, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder; (ii) this Agreement has been duly authorized, executed and delivered by the Trust and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms; and (iii) it is conducting its business in substantial compliance with all applicable laws and requirements, and a registration statement under the Securities Act of 1933, as amended, on behalf of each of the Funds has become effective (or will be effective when the Transfer Agent first performs services under this Agreement), and will remain effective during the term of this Agreement.

10. Limitation of Liability. The Transfer Agent shall not be liable for any loss, damage, or liability related to or resulting from the placement (except as specifically directed by a Shareholder of the Funds), investment, or reinvestment of assets in the Funds or the Trust or the acts or omissions of any Fund’s commodity pool operator or any other third-party subject to separate agreements with the Trust. Further, the Transfer Agent shall not be liable for any error of judgment or mistake of law or for any loss or damage suffered by the Funds in connection with the performance of this Agreement or any agreement with a third party, except a loss resulting directly from (i) a breach of fiduciary duty on the part of the Transfer Agent with respect to the receipt of compensation for services; or (ii) willful misfeasance, bad faith, gross negligence, or reckless disregard on the part of the Transfer Agent in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

The provisions contained in this section shall survive the expiration or other termination of this Agreement, shall be deemed to include and protect the Transfer Agent and its directors, officers, employees, and agents and shall inure to the benefit of its/their respective successors, assigns, and personal representatives.

11. Indemnification of Transfer Agent. Subject to the limitations set forth in this section, and provided the Transfer Agent has exercised reasonable customary care in the performance of its duties under this Agreement, the Funds and the Trust shall indemnify, defend, and hold harmless (from the assets of the Fund(s) to which the conduct in question relates) the Transfer Agent against all loss, damage, and liability, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants’ and counsel fees, incurred by the Transfer Agent in connection with the defense or disposition of any action, suit, or other proceeding, whether civil or criminal, before any court or administrative or legislative body, related to or resulting from this Agreement or the performance of services hereunder, except with respect to any matter as to which it has been determined that the loss, damage, or liability is a direct result of (i) a breach of fiduciary duty on the part of the Transfer Agent with respect to the receipt of compensation for services; or (ii) willful misfeasance, bad faith, gross negligence, or reckless disregard on the part of the Transfer Agent in the performance of its duties or from reckless disregard by it of its duties under this Agreement (either and both of the conduct described in clauses (i) and (ii) above being referred to hereinafter as “Disabling Conduct”). A determination that the Transfer Agent is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Transfer Agent was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against the Transfer Agent for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the Transfer Agent was not liable by reason of Disabling Conduct by an independent legal counsel approved by the Sponsor (hereinafter referred to as an “independent legal counsel”) in a written opinion. Expenses, including accountants’ and counsel fees so incurred by the Transfer Agent (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Fund or Funds to which the conduct in question related in advance of the final disposition of any such action, suit or proceeding; provided, that the Transfer Agent shall have undertaken to repay the amounts so paid unless it is ultimately determined that it is entitled to indemnification of such expenses under this section and if (i) the Transfer Agent shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Transfer Agent ultimately will be entitled to indemnification hereunder.

As to any matter disposed of by a compromise payment by the Transfer Agent referred to in this section, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved by an independent legal counsel in a written opinion.

The right of indemnification provided by this section shall not be exclusive of or affect any of the rights to which the Transfer Agent may be entitled. Nothing contained in this section shall affect any rights to indemnification to which trustees, officers, or other personnel of the Trust, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

The Trust shall take all such action as may be necessary and appropriate to authorize the Trust hereunder to pay the indemnification required by this section including, without limitation, to the extent needed, to determine whether the Transfer Agent is entitled to indemnification hereunder and the reasonable amount of any indemnity due it hereunder, or employ independent legal counsel for that purpose.

The provisions contained in this section shall survive the expiration or other termination of this Agreement, shall be deemed to include and protect the Transfer Agent and its directors, officers, employees, and agents and shall inure to the benefit of its/their respective successors, assigns, and personal representatives.

12. Indemnification of Trust. The Transfer Agent agrees to indemnify the Trust, on behalf of each Fund, and agrees to hold the Trust and each Fund harmless from and against any and all costs, expenses, charges, damages, liabilities or claims, including reasonably attorneys’ and accountants’ fees and expenses (collectively, “Losses”) sustained or incurred by arising out of the Transfer Agent’s own gross negligence, bad faith or willful misconduct in the performance of this Agreement; provided however, that the Transfer Agent shall have no obligation to indemnify or reimburse the Trust or any Fund under this Section 12 to the extent that the Trust is entitled to reimbursement or indemnification for such Losses under any liability insurance policy described in this Agreement or otherwise.

The Trust or a Fund shall not be indemnified against or held harmless from any Losses arising directly or indirectly out of the Trust’s, Fund’s or Sponsor’s own willful misfeasance, bad faith or gross negligence. The provisions of this Section 12 shall survive the termination of this Agreement.

13. Assignment and Subcontracting.

a.	Assignment. The Parties hereby mutually consent that:

i.	Without the express written consent of both parties, any assignment or attempted assignment of this Agreement constitutes a breach of the Agreement;

ii.	Any such assignment or attempted assignment is void; and

iii.	Any such assignment or attempted assignment will immediately terminate this Agreement.

However, to the extent that such express written consent is sought, the parties also agree that such consent will not be unreasonably withheld or delayed.

In the event that this Agreement is successfully assigned, either by express written consent of the parties or in any way otherwise, this Agreement shall be binding upon the respective assigns.

b.	Subcontracting. The parties hereby mutually consent that the Transfer Agent may, at its expense unless otherwise provided in the Agreement, subcontract with any entity or person concerning the provision of the services contemplated hereunder. The Transfer Agent shall not, however, be relieved of any of its obligations under this Agreement by the appointment of such subcontractor. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors.

14. Confidentiality. The Transfer Agent agrees, on behalf of itself and its officers, directors, agents, and employees, to treat as confidential all records and other information relating to the Trust and its prior, present, and future Shareholders (“Confidential Information”) and to not use or disclose the Confidential Information for any purpose other than in performance of its responsibilities and duties under the Agreement. Notwithstanding the forgoing, the Transfer Agent may divulge the Confidential Information (i) with the prior written consent of the Trust; (ii) when the Transfer Agent, in good faith, believes it may be exposed to civil or criminal contempt proceedings for failure to comply with court orders or when requested by duly constituted governmental authorities or the National Association of Securities Dealers pursuant to their respective legal authority, upon prior written notice to the Trust, unless prohibited by the court order or governmental authority; (iii) to the Trust’s commodity pool operator(s), administrator, distributor, custodian, outside legal counsel, or independent public accountants, in the ordinary course of business, to the extent necessary for those service providers to perform their respective services to the Trust; (iv) to the Trust, when requested by the Trust; or (v) when requested by a Shareholder, but only with respect to Confidential Information that specifically relates to such Shareholder and the Shareholder’s account. For purposes of this section, the following records and other information shall not be considered Confidential Information: any record or other information relating to the Trust and its prior, present, and future Shareholders (a) which is or becomes publicly available through no negligent or unauthorized act or omission by the Transfer Agent; (b) which is disseminated by the Trust in a public filing with the SEC or posted on the website of the Trust, the Fund, the Fund’s commodity pool operator, or any of the Fund’s other service providers for general public review; (c) which is lawfully obtained from third parties who are not under an obligation of confidentiality to the Trust or its prior, present, and future Shareholders; or (d) previously known by the Transfer Agent prior to the date of the Agreement.

15. Duration and Termination. This Agreement shall become effective as of the date hereof and shall thereafter continue in effect unless terminated as herein provided. This Agreement may be terminated by either party hereto (without penalty) at any time by giving not less than 90 days’ prior written notice to the other party hereto. Upon termination of this Agreement, the Trust shall pay to the Transfer Agent such compensation as may be due as of the date of such termination and shall likewise reimburse the Transfer Agent for any out-of-pocket expenses and disbursements reasonably incurred by the Transfer Agent to such date. Upon termination of this agreement, the parties agree to cooperate in the execution of documents and performance of other actions necessary or desirable to facilitate the succession of a new service provider. Transfer Agent will promptly deliver to the Trust or any designated third party all books and records created and/or maintained by it.

16. Additional Series. If the Trust establishes one or more additional series with respect to which it desires to have the Transfer Agent render services as transfer agent under the terms hereof, it shall so notify the Transfer Agent in writing, and such additional series shall automatically become Funds hereunder as of the date specified in such notice.

17. Amendment. This Agreement may be amended by mutual written consent of the parties. If, at any time during the existence of this Agreement, the Trust deems it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the SEC or state regulatory agencies or other governmental authority, or to obtain any advantage under state or federal laws, and shall notify the Transfer Agent of the form of amendment which it deems necessary or advisable and the reasons therefore, and if the Transfer Agent declines to assent to such amendment, the Trust may terminate this Agreement forthwith.

18. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing and will be deemed sufficient if personally delivered or sent by registered or certified mailed, postage prepaid, address to the other party at the principal place of business of such party. Notices shall be effective upon delivery.

19. Construction. This Agreement shall be governed and enforced in accordance with the laws of the State of North Carolina without regard to the principles of the conflict of laws or the choice of laws. If any provision of this Agreement, or portion thereof, shall be determined to be void or unenforceable by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, or portion thereof, all of which other provisions and portions thereof shall remain in full force and effect. If any provision of this Agreement, or portion thereof, is capable of two interpretations, one of which would render the provision, or portion thereof, void and the other of which would render the provision, or portion thereof, valid, then the provision, or portion thereof, shall have the meaning that renders it valid.

20. Limitation of Liability of the Sponsor and Shareholders. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, officers, employees or agents of the Trust or Sponsor personally, but shall bind only the trust property of the Trust, as provided in its Amended and Restated Trust Agreement. The execution and delivery of this Agreement has been authorized by the Sponsor and signed by an officer of the Trust, acting as such, and neither such authorization by the Sponsor nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Amended and Restated Trust Agreement. The provisions of this section shall survive termination or expiration of this Agreement.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of will is deemed an original, but such counterparts together shall constitute only one instrument.

22. Several Obligations. The parties acknowledge that the obligations of the Funds hereunder are several and not joint, and that no Fund is liable for any amount owing by another Fund, or the Trust on behalf of another Fund, and that the Trust has executed one instrument for convenience only.

23. Entire Agreement. This Agreement, including all appendices, constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers effective as of the date indicated above.

DYNAMIC SHARES TRUST

By:
Print:
Title:

DYNAMIC SHARES LLC

By:
Print:
Title:

NOTTINGHAM SHAREHOLDER SERVICES, LLC

By:
Print:	Robert J. Myers
Title:	Managing Member

{Signature Page to Dividend Disbursing and Transfer Agent Agreement}

SCHEDULE 1

List of Funds

Fund Name	Ticker	# of Shares per Creation Unit

Dynamic Short Short-Term Volatility Futures ETF	WEIX	50,000

EXHIBIT A

SERVICES

1. Perform and facilitate the performance of purchases and redemption of Creation Units;

2. Prepare and transmit, cause to be transmitted, by means of DTC’s book-entry system payments for dividends and distributions on or with respect to the Shares declared by the Trust on behalf of the applicable Fund;

3. Maintain the record of the name and address of the Shareholder and the number of Shares issued by the Funds and held by the Shareholder;

4. Record the issuance of Shares of the Funds and maintain a record of the total number of Shares of the Funds that are outstanding, and, based upon data provided to it by the Funds, the authorized value of Shares. The Transfer Agent shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Funds;

5. Prepare and transmit to the Funds and the Trust’s administrator and to any applicable securities exchange (as specified to the Transfer Agent by the Trust or its administrator) information with respect to purchases and redemptions of Creation Units;

6. Confirm, or cause to be confirmed, to DTC the number of Shares issued to the Shareholder, as DTC may reasonably request;

7. Prepare and deliver, cause to be delivered, other reports, information and documents to DTC as DTC may reasonably request;

8. Extend the voting rights to the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with policies and procedures of DTC for book-entry only securities;

9. Distribute or maintain, as directed by the Trust, amounts related to purchases and redemptions of Creation Units, dividends and distributions.

10. Maintain the following books and records of the Trust:

(a)	Source Documents requesting Creations and Redemptions
(b)	Correspondence/Shareholder Inquiries
(c)	Reconciliations, bank statements, copies of canceled checks, cash proofs
(d)	Daily/Monthly reconciliation of outstanding Shares between the Trust and DTC
(e)	Dividend Records

11. Prepare a monthly report of all purchases and redemptions of Shares and Creation Units during such month on a gross transaction basis, and identify on a daily basis the net number of Shares either redeemed or purchased on such Business Day and with respect to each Authorized Participant (as defined in the Authorized Participant Agreement) (“Authorized Participant”) purchasing or redeeming Shares, the amount of Shares or number of Creation Units purchased or redeemed;

12. Receive from the Distributor (as defined in the Authorized Participant Agreement) or from its agent purchase orders from Authorized Participants for Creation Unit aggregations of Shares received in good form and accepted by or on behalf of the Trust by the Distributor, transmit appropriate trade instructions, if applicable, and pursuant to such orders issue the appropriate number of Shares of the applicable Fund and hold such Shares in the account of the Shareholder for each Fund;

13. Receive from the Authorized Participants creation and redemption requests, deliver the appropriate documentation thereof to each Fund’s custodian, generate and transmit or cause to be generated and transmitted confirmation of receipt of such redemption requests to the Authorized Participants submitting the same; transmit appropriate trade instructions, if applicable, and redeem the appropriate number of Creation Unit aggregations of Shares held in the account of the Shareholder;

14. Provide information or reports to the Trust, or such of the compliance personnel of the Sponsor, as may be reasonably requested;

15. Confirm the name, U.S taxpayer identification number, and principle place of business of each Authorized Participant.

16. The Transfer Agent may execute transactions directly with Authorized Participants to the extent necessary or appropriate to enable the Transfer Agent to carry out any of the duties set forth above.

Except as otherwise instructed by the Trust, the Transfer Agent shall process all transactions in accordance with the policies and procedures mutually agreed upon between the Trust and the Transfer Agent with respect to the proper net asset value to be applied to purchases received in good order by the Transfer Agent or from a Shareholder before any cut-offs established by the Funds, and such other matters set forth above as these policies and procedures are intended to address.

EXHIBIT B

COMPENSATION SCHEDULE

For the services delineated in this Agreement, the Transfer Agent shall be compensated monthly, according to the following fee schedule.

Shareholder servicing fee:

$12,000 per year, per Fund